Exhibit 1
Pricing Agreement
May 19, 2009
Barclays Capital Inc.
200 Park Avenue
New York, NY 10166
United States of America
J. P. Morgan Securities Inc.
270 Park Avenue
New York, NY 10017
United States of America
As Representatives of the several
Underwriters named in Schedule I hereto,
Dear Sirs:
The Republic of South Africa (“South Africa”) proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated September 26, 2007 (the “Underwriting Agreement”), to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) the Securities specified in Schedule II hereto (the “Designated Securities”). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Securities which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Securities pursuant to Section 13 of the Underwriting Agreement and the address of the Representatives referred to in such Section 13 are set forth at the end of Schedule II hereto.
An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.
Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, South Africa agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from South Africa, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.

Set forth in Schedule III hereto is a complete list of Issuer Free Writing Prospectuses used in connection with offers relating to the Designated Securities.
If the foregoing is in accordance with your understanding, please sign and return to us five counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and South Africa. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to South Africa for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.
(signature page follows)

Very truly yours,

REPUBLIC OF SOUTH AFRICA

By:	/s/ Lungisa Fuzile Name: Lungisa Fuzile
Title: Deputy Director
Accepted as of the date hereof:
BARCLAYS CAPITAL INC.

By:	/s/ Mark Bamford Name: Mark Bamford
Title: Managing Director
J. P. MORGAN SECURITIES INC.

By:	/s/ Jonas Knoll Name: Jonas Knoll
Title: Executive Director
On behalf of Barclays Capital Inc. and J. P. Morgan Securities Inc. and each of the other Underwriters

SCHEDULE I

Principal Amount
of Designated
Securities to
Underwriter	be Purchased
Barclays Capital Inc.	$675,000,000

J. P. Morgan Securities Inc.	$675,000,000

Standard Bank Plc	$150,000,000

Total	$1,500,000,000

SCHEDULE II
Title of Designated Securities:
6.875% Notes due 2019.
Aggregate principal amount:
US$1,500,000,000.
Price to public:
99.189% of the principal amount of the Designated Securities, plus accrued interest, if any, from May 27, 2009.
Purchase price by Underwriters:
99.189% of the principal amount of the Designated Securities, plus accrued interest, if any, from May 27, 2009.
Applicable Time:
1:00 p.m. on May 19, 2009.
Reimbursement of Underwriters’ expenses:
For purposes of this Pricing Agreement, Section 6 of the Underwriting Agreement is hereby amended to add the following:
South Africa shall reimburse the Underwriters for all printing related expenses in connection with the investor presentation.
Specified funds for payment of purchase price:
Immediately available funds.
Fiscal Agency Agreement:
Amended and Restated Fiscal Agency Agreement dated as of May 15, 2003, between South Africa and Deutsche Bank Trust Company Americas, as Fiscal Agent.
Maturity:
May 27, 2019.
Interest rate:
6.875%.
Interest payment dates:
May 27 and November 27 of each year, commencing November 27, 2009.
Redemption provisions:
None.

Sinking fund provisions:
None.
Time of Delivery:
10 a.m., New York time on May 27, 2009.
Closing location:
Office of Linklaters LLP
1345 Avenue of the Americas
New York, New York 10105
United States of America
Names and addresses of Representatives:
Designated Representatives:
Barclays Capital Inc.
J. P. Morgan Securities Inc.
Address for Notices, etc.:
Barclays Capital Inc.
200 Park Avenue
New York, NY 10166
United States of America
J. P. Morgan Securities Inc.
270 Park Avenue
New York, NY 10017
United States of America
Selling restrictions:
As listed in the section entitled “Jurisdictional Restrictions” of the Preliminary Prospectus Supplement dated May 12, 2009.
Listings:
The Luxembourg Stock Exchange.

SCHEDULE III
1. Bloomberg report dated May 6, 2009 containing excerpts of an interview with National Treasury spokesman Thoraya Pandy and filed with the Commission under Rule 433 under the Securities Act of 1933.
2. Bloomberg report dated May 13, 2009 containing excerpts of an interview with National Treasury Director-General Lesetja Kganyago and filed with the Commission under Rule 433 under the Securities Act of 1933.
3. Final Term Sheet dated May 19, 2009 containing the final terms of the Designated Securities substantially in the form set forth in Schedule IV hereto and filed with the Commission under Rule 433 under the Securities Act of 1933.

SCHEDULE IV
[Term Sheet as filed with the Commission]
Filed Pursuant to Rule 433
Registration Statement No.: 333-146334
May 19, 2009
Final Term Sheet
*** FINAL PRICING TERMS ON THE REPUBLIC OF SOUTH AFRICA NOTES ***
ISSUER: REPUBLIC OF SOUTH AFRICA
SECURITIES: GLOBAL NOTES
EXPECTED RATINGS: Baa1/BBB+/BBB+
FORMAT: SEC REGISTERED GLOBAL (NO. 333-146334)
SIZE: US$1,500,000,000
MATURITY: MAY 27, 2019
SETTLEMENT: MAY 27, 2009 (T+5)
SPREAD: +375 bps
YIELD: 6.989%
10 YR UST SPOT: 3.239%
PRICE TO PUBLIC: 99.189%
COUPON: 6.875% PER ANNUM, PAYABLE SEMI-ANNUALLY
INTEREST PAYMENT DATES: MAY 27 AND NOVEMBER 27, BEGINNING NOVEMBER 27, 2009
REDEMPTION: NOT REDEEMABLE BY THE ISSUER PRIOR TO MATURITY
MINIMUM DENOMINATIONS: US$100,000 AND INTEGRAL MULTIPLES OF US$1,000 IN EXCESS THEREOF
CUSIP: 836205AM6
ISIN: US836205AM61

JOINT LEAD MANAGERS: BARCLAYS CAPITAL INC. AND J. P. MORGAN SECURITIES INC.
Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.
A prospectus supplement of the Republic of South Africa accompanies the free-writing prospectus and is available from the SEC’s website at www.sec.gov/Archives/edgar/data/932419/000095012309008612/y01645e424b3.htm.
The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Barclays Capital at (1) (866) 307-8991 (USA toll free), +1 212-412-4072 (collect) or +44 20 7773 5484 (London); or J.P. Morgan at +1 212-834-4533 (collect).